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                                                                   Exhibit 10.16

                               Cybershop.com, Inc.
                                116 Newark Avenue
                          Jersey City, New Jersey 07302




                                                          March 30, 2000


Mr. Jeffrey Leist
61 Lower Shad Road
Pound Ridge, New York 10576

                   Re:  Employment Term

Dear Jeff:

                   Reference is made to the Employment Agreement between you and Cybershop.com, Inc. (formerly known as Cybershop International, Inc.) dated February 7, 1999 (the "Employment Agreement"). The purpose of this letter is to reflect our agreement modifying the terms of the Employment Agreement as follows:

         1. Your services under the Employment Agreement will be terminated at the close of business on April 11, 2000 (the "Termination Date").

         2. Salary payable under the Employment Agreement through the Termination Date shall be paid on the same periodic basis as currently in effect.

         3. Disclosure of your termination shall be made at a mutually agreeable time but in any event no later than the Termination Date.

         4. After February 18, 2000 you shall not be required to be present at our offices to perform services but you shall make yourself available as requested to provide transition services, as required.

         5. Through the Termination Date you shall have full access to your office and voice mail.

         6. No additional amounts shall be payable to you with respect to vacation.

         7. Your use of the corporate apartment in Jersey City shall end on February 18, 2000.

         8. Your health coverage under our group health plan will terminate on the Termination Date. Thereafter, you will be provided an opportunity to continue health coverage for yourself and qualifying dependents under our group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). From and after the Termination Date, you shall not be entitled to receive any further compensation or monies from us or to receive any benefits or participate in any benefit plan or program, including but not limited to, our 401(k) Plan.

         9. Attached to this letter is a General Release to be executed by you as well.

                   As you know the decision to terminate the Employment Agreement is based upon the change in the overall business direction of the Company. Your services have been of tremendous value to the Company. Please


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accept my thanks for your services. Will you please indicate your acceptance of the terms of this letter by signing in the space indicated below and returning a signed copy along with a signed copy of the General Release.



                                                     Sincerely,



                                                     Jeffrey Tauber, President
                                                     Cybershop.com, Inc.


Agreed and Accepted as of this
14th day of February, 2000.



______________________________
Jeffrey Leist